SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No. )

Filed by the Registrant [X]
Filed by a party other than the Registrant [  ]

Check the appropriate box:
[  ]   Preliminary Proxy Statement
[  ]   Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[  ]   Definitive Proxy Statement
[X]   Definitive Additional Materials
[  ]   Soliciting Material Pursuant to Section 240.14a-12

AMCAP Fund, Inc.
American Balanced Fund, Inc.
The American Funds Income Series
American Funds Money Market Fund
American Funds Short-Term Tax-Exempt Bond Fund
American Funds Target Date Retirement Series, Inc.
The American Funds Tax-Exempt Series I
The American Funds Tax-Exempt Series II
American High-Income Municipal Bond Fund, Inc.
American High-Income Trust
American Mutual Fund, Inc.
The Bond Fund of America, Inc.
Capital Income Builder, Inc.
Capital World Bond Fund, Inc.
Capital World Growth and Income Fund, Inc.
EuroPacific Growth Fund
Fundamental Investors, Inc.
The Growth Fund of America, Inc.
The Income Fund of America, Inc.
Intermediate Bond Fund of America
International Growth and Income Fund, Inc.
The Investment Company of America
Limited Term Tax-Exempt Bond Fund of America
The New Economy Fund
New Perspective Fund, Inc.
New World Fund, Inc.
Short-Term Bond Fund of America, Inc.
SMALLCAP World Fund, Inc.
The Tax-Exempt Bond Fund of America, Inc.
Washington Mutual Investors Fund, Inc.
______________________________________________
(Name of Registrant as Specified In Its Charter)

__________________________________________________________
(Name of Person(s) Filing Proxy Statement, other than the Registrant)

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      (1)  Title of each class of securities to which transaction applies:
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           pursuant to Exchange Act Rule 0-11 (set forth the amount on which
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[logo - American Funds®]

IMPORTANT REMINDER

Dear Shareholder:

We recently mailed you proxy materials relating to proposals to be voted on at a Meeting of Shareholders of The American Funds, scheduled for October 27, 2009 or November 24, 2009.  This letter was sent because we have not received your vote.

YOUR VOTE IS IMPORTANT!

For the reasons set forth in the proxy materials previously mailed to you, each Fund’s Board of Directors/Trustees believes proposals 1-7, as applicable, are in the shareholders’ best interest and unanimously recommends that you vote in favor.  The Boards have recommended a vote against proposal 8.

We encourage you to vote TODAY using one of the following convenient options:

[Graphic of computer]	Vote Online. You may cast your vote by logging onto the Web address listed on the enclosed proxy card. Have your proxy card in hand in order to follow the instructions given on the Web site.

[Graphic of telephone]	Vote by Phone. You may cast your vote by calling the toll-free number listed on the enclosed proxy card. Have your proxy card in hand in order to follow the recorded instructions.

[Graphic of mailbox]	Vote by Mail. You may cast your vote by mail by signing, dating and mailing the enclosed proxy card in the postage-prepaid return envelope provided.

If you have any questions about the proposals, you may call American Funds Service Company toll free at (800) 421-0180.  As a reminder, you may receive a call from a representative of Computershare Fund Services or D.F. King, the Funds’ proxy solicitation firms, encouraging you to vote.  When you provide instructions to Computershare Fund Services or DF King by phone, they will be authorized to deliver your proxy on your behalf.

Please note that you may have one or more proxy cards to be signed and voted in the enclosed envelope.  You may receive more than one proxy kit with ballots and/or voting instruction forms if you have investments within your brokerage account in addition to investments held directly with American Funds.

VOTING TODAY HELPS YOUR FUND LOWER OVERALL PROXY COSTS
and ELIMINATES PHONE CALLS